Boulder Growth & Income Fund

                                 Record date shares:          11,327,784.000
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

                                                                   Common

                                 Shares Voted               % of Outstanding
               Voted                10,138,373.000                   89.500%
               Unvoted               1,189,411.000                   10.500%
               Total                11,327,784.000                  100.000%

Proposal #1                      Election of Directors

                                 Richard I. Barr
               For                   9,420,846.000                   83.166%              92.923%
               Withheld                717,527.000                    6.334%               7.077%
               Total Voted          10,138,373.000                   89.500%             100.000%

                                 Joel W. Looney
               For                   9,435,371.000                   83.294%              93.066%
               Withheld                703,002.000                    6.206%               6.934%
               Total Voted          10,138,373.000                   89.500%             100.000%

                                 Alfred G. Aldrige, Jr.
               For                   9,419,327.000                   83.152%              92.908%
               Withheld                719,046.000                    6.348%               7.092%
               Total Voted          10,138,373.000                   89.500%             100.000%

                                 John S. Horejsi
               For                   9,397,014.000                   82.955%              92.688%
               Withheld                741,359.000                    6.545%               7.312%
               Total Voted          10,138,373.000                   89.500%             100.000%

                                 Dennis R. Causier
               For                   9,415,394.000                   83.118%              92.869%
               Withheld                722,979.000                    6.382%               7.131%
               Total Voted          10,138,373.000                   89.500%             100.000%

Proposal #2                      Amendment to the Fund's charter to establish the number of Directors at five
               For                   9,404,218.000                   83.019%              92.759%
               Against                 669,329.000                    5.909%               6.602%
               Abstain                  64,826.000                    0.572%               0.639%
               No Vote                           -                    0.000%               0.000%
               Total Voted          10,138,373.000                   89.500%             100.000%

Proposal #3                      Change Voting Standard For Stockholders
               For                   6,097,647.000                   53.829%              60.144%
               Against                 709,091.000                    6.260%               6.994%
               Abstain                  84,845.000                    0.749%               0.837%
               No Vote               3,246,790.000                   28.662%              32.025%
               Total Voted          10,138,373.000                   89.500%             100.000%

Proposal #4                      Eliminate Restriction On Writing
               For                   5,925,160.000                   52.306%              58.443%
               Against                 846,366.000                    7.472%               8.348%
               Abstain                 120,057.000                    1.060%               1.184%
               No Vote               3,246,790.000                   28.662%              32.025%
               Total Voted          10,138,373.000                   89.500%             100.000%

Proposal #5                      Eliminate Restriction On Investments
               For                   5,980,393.000                   52.794%              58.988%
               Against                 790,453.000                    6.978%               7.797%
               Abstain                 120,737.000                    1.066%               1.191%
               No Vote               3,246,790.000                   28.662%              32.025%
               Total Voted          10,138,373.000                   89.500%             100.000%
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In connection with the Annual Meeting of Shareholders of Boulder Growth & Income
Fund, PFPC hereby certifies the above tabulation of shareholder ballots.



Karen C. Hunter
Section Manager, Client Services